UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 4, 2009

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 150, Newport Beach, CA 92660
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  949 885 9892

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02            Unregistered Sales of Equity Securities.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2010, the Company amended the Certificate of Designation of Preferences and Rights of Series A Preferred Stock previously filed with the Nevada Secretary of State of November, 21, 2008.  Sixty shares of Amended Series A Preferred Stock have been authorized.  As of the date of issuance of the Series A Preferred Stock the stated value per share is $1,000 per share.  The Series A Preferred Stock shall not accrue or be paid any dividend. The Series A Preferred Stock does not have any liquidation preference over the Common Stock.   Each share of the Series A Preferred Stock shall be entitled to as many votes as equal to one percent (1%) of the Corporation’s outstanding Common Stock as of the record date for any vote of the Corporation’s common stock and shall vote with the Common Stock on any matter submitted to the vote of the Corporation’s Stockholders, including election of directors.  The Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders).   Upon written notice to the Corporation, the Holders of the Series A Preferred Stock may convert each Share of Series A Preferred Stock stated in the notice into one percent (1%) of the Corporation’s outstanding Common Stock as of date of the notice of conversion.    Conversion shall be effected by surrendering the Holder’s certificate for the Series A Preferred Stock to Corporation with instructions to convert the same in to Common Stock.  The Corporation shall deliver a certificate for the Common Stock and a new certificate for any Series A Preferred Stock remaining after the conversion to the Holder with ten business days of receipt of the certificate for the Series A Preferred Stock.    The Series A Preferred Stock also has protective provisions to prevent amendment of the preferences and rights with consent of a majority of the holders of the Series A Preferred Stock.

The Amended Certificate of Designation became effective on January 5, 2010.  Upon effectiveness the Company issued Dennis R. Duffy, Daniel J. Duffy, Janis Okerlund and Norman Francis, officers and directors of the Company, each fifteen shares of Series A Preferred Stock  as compensation for services rendered to the Company for the fiscal year ended December 31, 2009 and as an incentive for continued services in 2010.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.4	Certificate of Designation of Preferences and Rights of Series A Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2010	TEAM NATION HOLDINGS CORPORATION

	By:	/s/ DENNIS R. DUFFY
DENNIS R. DUFFY
Chief Executive Officer